Press Release February 24, 2021

HollyFrontier Corporation Reports 2020 Fourth Quarter and Full Year Results

•Reported net loss attributable to HollyFrontier stockholders of $(601.4) million or $(3.72) per diluted share and adjusted net loss of $(139.9) million or $(0.87) per diluted share, for the year

•Reported EBITDA of $(193.8) million and adjusted EBITDA of $412.2 million, for the year

•Committed additional $400.0 million toward renewables expansion at Cheyenne and Artesia in 2020

Dallas, Texas, February 24, 2021‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported fourth quarter net loss attributable to HollyFrontier stockholders of $(117.7) million or $(0.73) per diluted share for the quarter ended December 31, 2020, compared to net income of $60.6 million or $0.37 per diluted share for the quarter ended December 31, 2019.

The fourth quarter results reflect special items that collectively increased net loss by a total of $0.9 million. On a pre-tax basis, these items include goodwill and long-lived asset impairment charges totaling $108.4 million and charges related to the Cheyenne Refinery conversion to renewable diesel production, including decommissioning charges of $12.4 million, last-in, first-out (“LIFO”) inventory liquidation costs of $3.1 million and severance charges totaling $0.3 million; partially offset by a lower of cost or market inventory valuation adjustment of $149.2 million. Excluding these items, adjusted net loss for the fourth quarter was $(118.6) million ($(0.74) per diluted share) compared to adjusted net income of $78.0 million ($0.48 per diluted share) for the fourth quarter of 2019, which excludes certain items that collectively decreased net income by $17.4 million for the three months ended December 31, 2019.

HollyFrontier’s President & CEO, Michael Jennings, commented, “Despite the challenging environment, HollyFrontier preserved our industry-leading balance sheet thanks to a resilient set of results led by HEP and our Lubricants businesses. Looking forward, we expect demand for transportation fuels will strengthen as COVID-19 vaccines are distributed and the global economy recovers from the pandemic. Our focus for 2021 is on operating safely and reliably while executing our ambitious capital and turnaround plans.”

The COVID-19 pandemic caused a decline in U.S. and global economic activity starting in the first quarter of 2020. This decrease reduced both volumes and unit margins across the Company's businesses, resulting in lower gross margins and earnings. During the fourth quarter of 2020, demand for transportation fuels remained challenged while lubricants and specialties continued to show strength in the second half of the year due to improvement in industrial and transportation-related markets and increased global demand for base oils.

The Refining segment reported adjusted EBITDA of $(111.5) million compared to $171.6 million for the fourth quarter of 2019. This decrease was primarily due to continued weak demand for gasoline and diesel coupled with compressed crude differentials. Refinery gross margin for the fourth quarter of 2020 was $4.02 per produced barrel, a 71% decrease compared to $13.66 for the fourth quarter of 2019. Crude oil charge averaged 379,910 barrels per day (“BPD”) for the fourth quarter of 2020 compared to 359,500 BPD for the fourth quarter of 2019.

Our Lubricants and Specialty Products segment reported EBITDA of $(32.7) million, compared to $34.6 million in the fourth quarter of 2019. This decrease was driven by a goodwill impairment charge of $81.9 million related to Sonneborn. Excluding the impairment, our Lubricants and Specialties segment reported adjusted EBITDA of $49.2 million due to strengthening base oil margins in the fourth quarter of 2020.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $86.8 million for the fourth quarter of 2020 compared to $87.8 million in the fourth quarter of 2019. Despite lower volumes year over year, HEP delivered strong fourth quarter 2020 earnings which were supported by long-term minimum volume commitment contracts.

For the fourth quarter of 2020, net cash provided by operations totaled $66.9 million. During the period, HollyFrontier declared and paid a dividend of $0.35 per share to shareholders totaling $57.9 million. At December 31, 2020, the Company's cash and cash equivalents totaled $1,368.3 million, a $156.6 million decrease over cash and cash equivalents of $1,524.9 million at September 30, 2020. Additionally, the Company's consolidated debt was $3,142.7 million. The Company's debt, exclusive of HEP debt, which is nonrecourse to HollyFrontier, was $1,737.1 million at December 31, 2020.

The Company has scheduled a webcast conference call for today, February 24, 2021, at 8:30 AM Eastern Time to discuss fourth quarter financial results. This webcast may be accessed at: https://event.on24.com/wcc/r/2950760/AF27087C3232DF9D1112AE68A106191D. An audio archive of this webcast will be available using the above noted link through March 10, 2021.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the extraordinary market environment and effects of the COVID-19 pandemic, including a significant decline in demand for refined petroleum products in markets the Company serves; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and future governmental and environmental regulations and policies, including the effects of current and future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects, such as the conversion of the Cheyenne Refinery to a renewable diesel facility and the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within budget; the Company's ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; continued deterioration in gross margins or a prolonged economic slowdown due to COVID-19 could result in an impairment of goodwill and / or additional long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended December 31,		Change from 2019
	2020	2019	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$2,900,768	$4,381,888	$(1,481,120)	(34)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,510,845	3,610,528	(1,099,683)	(30)
Lower of cost or market inventory valuation adjustment	(149,212)	30,708	(179,920)	(586)
	2,361,633	3,641,236	(1,279,603)	(35)
Operating expenses	336,077	383,630	(47,553)	(12)
Selling, general and administrative expenses	76,041	93,259	(17,218)	(18)
Depreciation and amortization	124,879	134,580	(9,701)	(7)
Goodwill and long-lived asset impairments	108,385	—	108,385	—
Total operating costs and expenses	3,007,015	4,252,705	(1,245,690)	(29)
Income (loss) from operations	(106,247)	129,183	(235,430)	(182)

Other income (expense):
Earnings of equity method investments	1,461	(37)	1,498	(4,049)
Interest income	1,043	5,012	(3,969)	(79)
Interest expense	(40,604)	(36,383)	(4,221)	12
Gain on foreign currency transactions	3,119	576	2,543	441
Other, net	3,034	2,008	1,026	51
	(31,947)	(28,824)	(3,123)	11
Income (loss) before income taxes	(138,194)	100,359	(238,553)	(238)
Income tax expense (benefit)	(43,643)	19,290	(62,933)	(326)
Net income (loss)	(94,551)	81,069	(175,620)	(217)
Less net income attributable to noncontrolling interest	23,196	20,464	2,732	13
Net income (loss) attributable to HollyFrontier stockholders	$(117,747)	$60,605	$(178,352)	(294)%

Earnings (loss) per share:
Basic	$(0.73)	$0.38	$(1.11)	(292)%
Diluted	$(0.73)	$0.37	$(1.10)	(297)%
Cash dividends declared per common share	$0.35	$0.35	$—	—%
Average number of common shares outstanding:
Basic	162,151	161,398	753	—%
Diluted	162,151	162,898	(747)	—%

EBITDA	$3,050	$245,846	$(242,796)	(99)%
Adjusted EBITDA	$(21,898)	$262,660	$(284,558)	(108)%

	Years Ended December 31,		Change from 2019
	2020	2019	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$11,183,643	$17,486,578	$(6,302,935)	(36)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	9,158,805	13,918,384	(4,759,579)	(34)
Lower of cost or market inventory valuation adjustment	78,499	(119,775)	198,274	(166)
	9,237,304	13,798,609	(4,561,305)	(33)
Operating expenses	1,300,277	1,394,052	(93,775)	(7)
Selling, general and administrative expenses	313,600	354,236	(40,636)	(11)
Depreciation and amortization	520,912	509,925	10,987	2
Goodwill and long-lived asset impairments	545,293	152,712	392,581	257
Total operating costs and expenses	11,917,386	16,209,534	(4,292,148)	(26)
Income (loss) from operations	(733,743)	1,277,044	(2,010,787)	(157)

Other income (expense):
Earnings of equity method investments	6,647	5,180	1,467	28
Interest income	7,633	22,139	(14,506)	(66)
Interest expense	(126,527)	(143,321)	16,794	(12)
Gain on business interruption insurance settlement	81,000	—	81,000	—%
Gain on sales-type lease	33,834	—	33,834	—%
Loss on early extinguishment of debt	(25,915)	—	(25,915)	—%
Gain on foreign currency transactions	2,201	5,449	(3,248)	(60)
Other, net	7,824	5,013	2,811	56
	(13,303)	(105,540)	92,237	(87)
Income (loss) before income taxes	(747,046)	1,171,504	(1,918,550)	(164)
Income tax expense (benefit)	(232,147)	299,152	(531,299)	(178)
Net income (loss)	(514,899)	872,352	(1,387,251)	(159)
Less net income attributable to noncontrolling interest	86,549	99,964	(13,415)	(13)
Net income (loss) attributable to HollyFrontier stockholders	$(601,448)	$772,388	$(1,373,836)	(178)%

Earnings (loss) per share:
Basic	$(3.72)	$4.64	$(8.36)	(180)%
Diluted	$(3.72)	$4.61	$(8.33)	(181)%
Cash dividends declared per common share	$1.40	$1.34	$0.06	4%
Average number of common shares outstanding:
Basic	161,983	166,287	(4,304)	(3)%
Diluted	161,983	167,385	(5,402)	(3)%

EBITDA	$(193,789)	$1,702,647	$(1,896,436)	(111)%
Adjusted EBITDA	$412,220	$1,714,524	$(1,302,304)	(76)%

Balance Sheet Data

	Years Ended December 31,
	2020	2019
	(In thousands)
Cash and cash equivalents	$1,368,318	$885,162
Working capital	$1,935,605	$1,620,261
Total assets	$11,506,864	$12,164,841
Long-term debt	$3,142,718	$2,455,640
Total equity	$5,722,203	$6,509,426

Segment Information

Our operations are organized into three reportable segments: Refining, Lubricants and Specialty Products and HEP. Our operations that are not included in the Refining, Lubricants and Specialty Products and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross Refineries and HollyFrontier Asphalt Company LLC (“HFC Asphalt”) (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain geographic regions of the United States. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma. The Refining segment also included the operations of the Cheyenne Refinery until it permanently ceased petroleum refining operations during the third quarter of 2020.

The Lubricants and Specialty Products segment involves Petro-Canada Lubricants Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that include lubricant products such as base oils, white oils, specialty products and finished lubricants and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America, the operations of Red Giant Oil, one of the largest suppliers of locomotive engine oil in North America and the operations of Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountain geographic regions of the United States. The HEP segment also includes a 75% interest in UNEV Pipeline, LLC (an HEP consolidated subsidiary), and a 50% ownership interest in each of Osage Pipeline Company, LLC, Cheyenne Pipeline LLC and Cushing Connect Pipeline & Terminal LLC. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended December 31, 2020
Sales and other revenues:
Revenues from external customers	$2,406,214	$462,724	$25,629	$6,201	$2,900,768
Intersegment revenues	74,492	1,554	101,827	(177,873)	—
	$2,480,706	$464,278	$127,456	$(171,672)	$2,900,768
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$2,326,150	$318,857	$—	$(134,162)	$2,510,845
Lower of cost or market inventory valuation adjustment	$(145,497)	$—	$—	$(3,715)	$(149,212)
Operating expenses	$233,433	$59,609	$37,971	$5,064	$336,077
Selling, general and administrative expenses	$32,621	$36,162	$2,420	$4,838	$76,041
Depreciation and amortization	$73,598	$21,396	$23,350	$6,535	$124,879
Goodwill and long-lived asset impairments	$26,518	$81,867	$—	$—	$108,385
Income (loss) from operations	$(66,117)	$(53,613)	$63,715	$(50,232)	$(106,247)
Income (loss) before interest and income taxes	$(66,117)	$(54,056)	$65,428	$(43,888)	$(98,633)
Net income attributable to noncontrolling interest	$—	$—	$1,124	$22,072	$23,196
Earnings of equity method investments	$—	$—	$1,461	$—	$1,461
Capital expenditures	$45,870	$12,086	$20,641	$38,555	$117,152

Three Months Ended December 31, 2019
Sales and other revenues:
Revenues from external customers	$3,837,269	$512,980	$31,639	$—	$4,381,888
Intersegment revenues	67,879	3,150	99,995	(171,024)	—
	$3,905,148	$516,130	$131,634	$(171,024)	$4,381,888
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$3,381,967	$377,740	$—	$(149,179)	$3,610,528
Lower of cost or market inventory valuation adjustment	$30,708	$—	$—	$—	$30,708
Operating expenses	$301,407	$60,868	$38,951	$(17,596)	$383,630
Selling, general and administrative expenses	$32,196	$42,914	$2,929	$15,220	$93,259
Depreciation and amortization	$82,527	$22,890	$24,514	$4,649	$134,580
Income (loss) from operations	$76,343	$11,718	$65,240	$(24,118)	$129,183
Income (loss) before interest and income taxes	$76,343	$11,681	$65,532	$(21,826)	$131,730
Net income attributable to noncontrolling interest	$—	$—	$1,457	$19,007	$20,464
Earnings of equity method investments	$—	$—	$(37)	$—	$(37)
Capital expenditures	$69,835	$15,110	$6,284	$7,477	$98,706

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Year Ended December 31, 2020
Sales and other revenues:
Revenues from external customers	$9,286,658	$1,792,745	$98,039	$6,201	$11,183,643
Intersegment revenues	252,531	10,465	399,809	(662,805)	—
	$9,539,189	$1,803,210	$497,848	$(656,604)	$11,183,643
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$8,439,680	$1,271,287	$—	$(552,162)	$9,158,805
Lower of cost or market inventory valuation adjustment	$82,214	$—	$—	$(3,715)	$78,499
Operating expenses	$988,045	$216,068	$147,692	$(51,528)	$1,300,277
Selling, general and administrative expenses	$127,298	$157,816	$9,989	$18,497	$313,600
Depreciation and amortization	$324,617	$80,656	$95,445	$20,194	$520,912
Goodwill and long-lived asset impairments	$241,760	$286,575	$16,958	$—	$545,293
Income (loss) from operations	$(664,425)	$(209,192)	$227,764	$(87,890)	$(733,743)
Income (loss) before interest and income taxes	$(664,425)	$(209,903)	$251,021	$(4,845)	$(628,152)
Net income attributable to noncontrolling interest	$—	$—	$5,282	$81,267	$86,549
Earnings of equity method investments	$—	$—	$6,647	$—	$6,647
Capital expenditures	$152,726	$32,473	$59,283	$85,678	$330,160

Year Ended December 31, 2019
Sales and other revenues:
Revenues from external customers	$15,284,110	$2,081,221	$121,027	$220	$17,486,578
Intersegment revenues	312,678	11,307	411,750	(735,735)	—
	$15,596,788	$2,092,528	$532,777	$(735,515)	$17,486,578
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$12,980,506	$1,580,036	$—	$(642,158)	$13,918,384
Lower of cost or market inventory valuation adjustment	$(119,775)	$—	$—	$—	$(119,775)
Operating expenses	$1,095,488	$231,523	$161,996	$(94,955)	$1,394,052
Selling, general and administrative expenses	$120,518	$168,595	$10,251	$54,872	$354,236
Depreciation and amortization	$309,932	$88,781	$96,706	$14,506	$509,925
Goodwill impairment	$—	$152,712	$—	$—	$152,712
Income (loss) from operations	$1,210,119	$(129,119)	$263,824	$(67,780)	$1,277,044
Income (loss) before interest and income taxes	$1,210,119	$(128,837)	$304,442	$(93,038)	$1,292,686
Net income attributable to noncontrolling interest	$—	$—	$4,981	$94,983	$99,964
Earnings of equity method investments	$—	$—	$5,180	$—	$5,180
Capital expenditures	$199,002	$40,997	$30,112	$23,652	$293,763

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
December 31, 2020
Cash and cash equivalents	$3,106	$163,729	$21,990	$1,179,493	$1,368,318
Total assets	$6,203,847	$1,864,313	$2,198,478	$1,240,226	$11,506,864
Long-term debt	$—	$—	$1,405,603	$1,737,115	$3,142,718

December 31, 2019
Cash and cash equivalents	$9,755	$169,277	$13,287	$692,843	$885,162
Total assets	$7,189,094	$2,223,418	$2,205,437	$546,892	$12,164,841
Long-term debt	$—	$—	$1,462,031	$993,609	$2,455,640

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (Generally Accepted Accounting Principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of long-lived asset impairment charges, lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

As of December 31, 2020, our refinery operations included the El Dorado, Tulsa, Navajo and Woods Cross Refineries. In the third quarter of 2020, we permanently ceased petroleum refining operations at our Cheyenne Refinery and subsequently began converting certain assets at our Cheyenne Refinery to renewable diesel production. The disaggregation of the Company's refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region will continue to be comprised of the El Dorado and Tulsa Refineries, and the new West region will be comprised of the Navajo and Woods Cross Refineries. All prior period geographic operating data included below has been retrospectively adjusted to reflect the revised regional groupings.

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	260,780	243,400	241,140	254,010
Refinery throughput (BPD) (2)	279,670	256,790	257,030	268,500
Sales of produced refined products (BPD) (3)	273,710	254,950	248,320	259,310
Refinery utilization (4)	100.3%	93.6%	92.7%	97.7%

Average per produced barrel (5)
Refinery gross margin	$1.93	$11.15	$5.17	$13.71
Refinery operating expenses (6)	5.42	6.66	5.46	5.77
Net operating margin	$(3.49)	$4.49	$(0.29)	$7.94

Refinery operating expenses per throughput barrel (7)	$5.30	$6.61	$5.27	$5.58

Feedstocks:
Sweet crude oil	59%	54%	58%	55%
Sour crude oil	19%	26%	19%	24%
Heavy sour crude oil	15%	15%	17%	16%
Other feedstocks and blends	7%	5%	6%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	54%	53%	52%	51%
Diesel fuels	33%	30%	34%	32%
Jet fuels	4%	6%	4%	7%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	4%	3%	3%
Base oils	4%	3%	4%	4%
LPG and other	1%	3%	2%	2%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
West Region (Navajo and Wood Cross Refineries)
Crude charge (BPD) (1)	119,130	116,100	124,050	134,850
Refinery throughput (BPD) (2)	133,110	128,983	138,050	149,070
Sales of produced refined products (BPD) (3)	144,280	143,410	143,350	155,060
Refinery utilization (4)	82.2%	80.1%	85.6%	93.0%

Average per produced barrel (5)
Refinery gross margin	$7.98	$18.12	$10.97	$19.62
Refinery operating expenses (6)	7.31	7.39	7.07	6.69
Net operating margin	$0.67	$10.73	$3.90	$12.93

Refinery operating expenses per throughput barrel (7)	$7.93	$8.22	$7.34	$6.96

Feedstocks:
Sweet crude oil	29%	28%	30%	26%
Sour crude oil	48%	49%	49%	52%
Black wax crude oil	12%	13%	11%	12%
Other feedstocks and blends	11%	10%	10%	10%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	57%	55%	56%	53%
Diesel fuels	34%	33%	35%	37%
Fuel oil	3%	3%	3%	3%
Asphalt	3%	4%	4%	4%
LPG and other	3%	5%	2%	3%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	379,910	359,500	365,190	388,860
Refinery throughput (BPD) (2)	412,780	385,773	395,080	417,570
Sales of produced refined products (BPD) (3)	417,990	398,360	391,670	414,370
Refinery utilization (4)	93.8%	88.8%	90.2%	96.0%

Average per produced barrel (5)
Refinery gross margin	$4.02	$13.66	$7.29	$15.92
Refinery operating expenses (6)	6.07	6.92	6.05	6.12
Net operating margin	$(2.05)	$6.74	$1.24	$9.80

Refinery operating expenses per throughput barrel (7)	$6.15	$7.15	$6.00	$6.07

Feedstocks:
Sweet crude oil	49%	45%	48%	45%
Sour crude oil	29%	34%	29%	34%
Heavy sour crude oil	10%	10%	11%	10%
Black wax crude oil	4%	4%	4%	4%
Other feedstocks and blends	8%	7%	8%	7%
Total	100%	100%	100%	100%

Consolidated
Sales of produced refined products:
Gasolines	55%	53%	54%	52%
Diesel fuels	33%	31%	34%	34%
Jet fuels	3%	4%	3%	4%
Fuel oil	2%	2%	1%	2%
Asphalt	3%	4%	4%	3%
Base oils	2%	2%	2%	2%
LPG and other	2%	4%	2%	3%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity ("BPSD"). Our consolidated crude capacity is 405,000 BPSD.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total Mid-Continent and West regions operating expenses, exclusive of long-lived asset impairment charges and depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Represents total Mid-Continent and West regions operating expenses, exclusive of long-lived asset impairment charges and depreciation and amortization, divided by refinery throughput.

Lubricants and Specialty Products Segment Operating Data

We acquired our Sonneborn business on February 1, 2019. For the year ended December 31, 2019, our lubricants and specialty product operating results reflect the operations of our Sonneborn business for the period February 1, 2019 through December 31, 2019.

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Lubricants and Specialty Products
Throughput (BPD)	21,425	21,229	19,645	20,251
Sales of produced products (BPD)	33,559	34,392	32,902	34,827

Sales of produced products:
Finished products	49%	47%	49%	49%
Base oils	28%	25%	26%	27%
Other	23%	28%	25%	24%
Total	100%	100%	100%	100%

Our Lubricants and Specialty Products segment includes base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward, referred to as “Rack Back.” “Rack Forward” includes the purchase of base oils and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties. Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three Months Ended December 31, 2020
Sales and other revenues	$143,786	$426,407	$(105,915)	$464,278
Cost of products sold	$110,351	$314,421	$(105,915)	$318,857
Operating expenses	$26,760	$32,849	$—	$59,609
Selling, general and administrative expenses	$5,680	$30,482	$—	$36,162
Depreciation and amortization	$6,908	$14,488	$—	$21,396
Goodwill impairment	$—	$81,867	$—	$81,867
Income (loss) from operations	$(5,913)	$(47,700)	$—	$(53,613)
Income (loss) before interest and income taxes	$(5,913)	$(48,143)	$—	$(54,056)
EBITDA	$995	$(33,655)	$—	$(32,660)

Three Months Ended December 31, 2019
Sales and other revenues	$175,488	$455,134	$(114,492)	$516,130
Cost of products sold	$167,141	$325,091	$(114,492)	$377,740
Operating expenses	$29,014	$31,854	$—	$60,868
Selling, general and administrative expenses	$6,147	$36,767	$—	$42,914
Depreciation and amortization	$4,010	$18,880	$—	$22,890
Income (loss) from operations	$(30,824)	$42,542	$—	$11,718
Income (loss) before interest and income taxes	$(30,824)	$42,505	$—	$11,681
EBITDA	$(26,814)	$61,385	$—	$34,571

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Year Ended December 31, 2020
Sales and other revenues	$505,424	$1,667,809	$(370,023)	$1,803,210
Cost of products sold	$456,194	$1,185,116	$(370,023)	$1,271,287
Operating expenses	$96,463	$119,605	$—	$216,068
Selling, general and administrative expenses	$22,276	$135,540	$—	$157,816
Depreciation and amortization	$29,071	$51,585	$—	$80,656
Goodwill and long-lived asset impairments	$167,017	$119,558	$—	$286,575
Income (loss) from operations	$(265,597)	$56,405	$—	$(209,192)
Income (loss) before interest and income taxes	$(265,597)	$55,694	$—	$(209,903)
EBITDA	$(236,526)	$107,279	$—	$(129,247)

Year Ended December 31, 2019
Sales and other revenues	$661,523	$1,883,920	$(452,915)	$2,092,528
Cost of products sold	$620,660	$1,412,291	$(452,915)	$1,580,036
Operating expenses	$116,984	$114,539	$—	$231,523
Selling, general and administrative expenses	$31,854	$136,741	$—	$168,595
Depreciation and amortization	$37,001	$51,780	$—	$88,781
Goodwill impairment	$152,712	$—	$—	$152,712
Income (loss) from operations	$(297,688)	$168,569	$—	$(129,119)
Income (loss) before interest and income taxes	$(297,688)	$168,851	$—	$(128,837)
EBITDA	$(260,687)	$220,631	$—	$(40,056)

(1)Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward.
(2)Rack Forward activities include the purchase of base oils from Rack Back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.
(3)Intra-segment sales of Rack Back produced base oils to rack forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items ("Adjusted EBITDA") to amounts reported under generally accepted accounting principles ("GAAP") in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) HollyFrontier's pro-rata share of gain on business interruption insurance settlement, (iii) long-lived asset impairment, inclusive of pro-rata share of impairment in HEP segment, (iv) goodwill impairment, (v) HollyFrontier's pro-rata share of HEP's gain on sales-type leases, (vi) HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt, (vii) severance costs, (viii) restructuring charges, (ix) Cheyenne Refinery LIFO inventory liquidation costs, (x) decommissioning costs, (xi) acquisition integration and regulatory costs, (xii) incremental cost of products sold attributable to our Sonneborn inventory value step-up (xiii) RINs cost reductions and (xiv) biodiesel blender's tax credit.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(In thousands)
Net income (loss) attributable to HollyFrontier stockholders	$(117,747)	$60,605	$(601,448)	$772,388
Add (subtract) income tax expense (benefit)	(43,643)	19,290	(232,147)	299,152
Add interest expense	40,604	36,383	126,527	143,321
Subtract interest income	(1,043)	(5,012)	(7,633)	(22,139)
Add depreciation and amortization	124,879	134,580	520,912	509,925
EBITDA	$3,050	$245,846	$(193,789)	$1,702,647
Add (subtract) lower of cost or market inventory valuation adjustment	(149,212)	30,708	78,499	(119,775)
Add goodwill impairment	81,867	—	81,867	152,712
Subtract HollyFrontier's pro-rata share of gain on business interruption insurance settlement	—	—	(77,143)	—
Add long-lived asset impairment, inclusive of pro-rata share of impairment in HEP segment	26,518	—	456,058	—
Subtract HollyFrontier's pro-rata share of HEP's gain on sales-type leases	—	—	(19,134)	—
Add HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt	—	—	14,656	—
Add severance costs	296	—	3,842	—
Add restructuring charges	—	—	3,679	—
Add Cheyenne Refinery LIFO inventory liquidation costs	3,129	—	36,943	—
Add decommissioning costs	12,439	—	24,748	—
Add acquisition integration and regulatory costs	15	4,118	1,994	24,194
Add incremental cost of products sold attributable to Sonneborn inventory value step-up	—	—	—	9,338
Subtract RINs cost reduction	—	—	—	(36,580)
Subtract biodiesel blender's tax credit	—	(18,012)	—	(18,012)
Adjusted EBITDA	$(21,898)	$262,660	$412,220	$1,714,524

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended December 31,		Years Ended December 31,
Refining Segment	2020	2019	2020	2019
	(In thousands)
Income (loss) from operations (1)	$(66,117)	$76,343	$(664,425)	$1,210,119
Add depreciation and amortization	73,598	82,527	324,617	309,932
EBITDA	$7,481	$158,870	$(339,808)	$1,520,051
Add (subtract) lower of cost or market inventory valuation adjustment	(145,497)	30,708	82,214	(119,775)
Add long-lived asset impairment	26,518	—	241,760	—
Add severance costs	—	—	3,546	—
Add restructuring charges	—	—	2,009	—
Subtract RINs cost reduction	—	—	—	(36,580)
Subtract biodiesel blender's tax credit	—	(18,012)	—	(18,012)
Add Cheyenne Refinery LIFO inventory liquidation costs	—	—	33,814	—
Add decommissioning costs	—	—	12,309	—
Adjusted EBITDA	$(111,498)	$171,566	$35,844	$1,345,684

(1) Income (loss) from operations of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three Months Ended December 31, 2020
Loss before interest and income taxes (1)	$(5,913)	$(48,143)	$(54,056)
Add depreciation and amortization	6,908	14,488	21,396
EBITDA	995	(33,655)	(32,660)
Add goodwill impairment	—	81,867	81,867
Adjusted EBITDA	$995	$48,212	$49,207

Three Months Ended December 31, 2019
Income (loss) before interest and income taxes (1)	$(30,824)	$42,505	$11,681
Add depreciation and amortization	4,010	18,880	22,890
EBITDA	$(26,814)	$61,385	$34,571

Year Ended December 31, 2020
Income (loss) before interest and income taxes (1)	$(265,597)	$55,694	$(209,903)
Add depreciation and amortization	29,071	51,585	80,656
EBITDA	(236,526)	107,279	(129,247)
Add goodwill and long-lived asset impairments	167,017	119,558	286,575
Adjusted EBITDA	$(69,509)	$226,837	$157,328

Year Ended December 31, 2019
Income (loss) before interest and income taxes (1)	$(297,688)	$168,851	$(128,837)
Add depreciation and amortization	37,001	51,780	88,781
EBITDA	(260,687)	220,631	(40,056)
Add goodwill impairment	152,712	—	152,712
Add incremental cost of products sold attributable to Sonneborn inventory value step-up	—	9,338	9,338
Adjusted EBITDA	$(107,975)	$229,969	$121,994

(1) Income (loss) before interest and income taxes of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income, and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total refining segment revenues less total refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of long-lived asset impairment charges, lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$(2.05)	$6.74	$1.24	$9.80
Add average refinery operating expenses per produced barrel sold	6.07	6.92	6.05	6.12
Refinery gross margin per produced barrel sold	$4.02	$13.66	$7.29	$15.92
Times produced barrels sold (BPD)	417,990	398,360	391,670	414,370
Times number of days in period	92	92	366	365
Refining gross margin	$154,589	$500,627	$1,045,030	$2,407,821
Add (subtract) rounding	(33)	41	523	215
West and Mid-Continent regions gross margin	154,556	500,668	1,045,553	2,408,036
Add West and Mid-Continent regions cost of products sold	2,326,150	3,198,238	7,992,047	12,062,661
Add Cheyenne Refinery sales and other revenues	—	206,242	501,589	1,126,091
Refining segment sales and other revenues	2,480,706	3,905,148	9,539,189	15,596,788
Add lubricants and specialty products segment sales and other revenues	464,278	516,130	1,803,210	2,092,528
Add HEP segment sales and other revenues	127,456	131,634	497,848	532,777
Subtract corporate, other and eliminations	(171,672)	(171,024)	(656,604)	(735,515)
Sales and other revenues	$2,900,768	$4,381,888	$11,183,643	$17,486,578

Reconciliation of average refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$6.07	$6.92	$6.05	$6.12
Times produced barrels sold (BPD)	417,990	398,360	391,670	414,370
Times number of days in period	92	92	366	365
Refining operating expenses	$233,422	$253,612	$867,275	$925,620
Add (subtract) rounding	11	88	(381)	(338)
West and Mid-Continent regions operating expenses	233,433	253,700	866,894	925,282
Add Cheyenne Refinery operating expenses	—	47,707	121,151	170,206
Total refining segment operating expenses	233,433	301,407	988,045	1,095,488
Add lubricants and specialty products segment operating expenses	59,609	60,868	216,068	231,523
Add HEP segment operating expenses	37,971	38,951	147,692	161,996
Add (subtract) corporate, other and eliminations	5,064	(17,596)	(51,528)	(94,955)
Operating expenses (exclusive of depreciation and amortization)	$336,077	$383,630	$1,300,277	$1,394,052

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income (loss) attributable to HollyFrontier stockholders

Adjusted net income (loss) attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, goodwill and long-lived asset impairments, gain on business interruption insurance settlement, HEP's gain on sales-type leases, HEP's loss on early extinguishment of debt, severance costs, restructuring charges, Cheyenne Refinery LIFO inventory liquidation costs, decommissioning costs, RINs cost reductions, biodiesel blender's tax credit, acquisition integration and regulatory costs and incremental cost of products sold due to Sonneborn inventory value step-up. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(Dollars in thousands, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$(138,194)	$100,359	$(747,046)	$1,171,504
Income tax expense (benefit)	(43,643)	19,290	(232,147)	299,152
Net income (loss)	(94,551)	81,069	(514,899)	872,352
Less net income attributable to noncontrolling interest	23,196	20,464	86,549	99,964
Net income (loss) attributable to HollyFrontier stockholders	(117,747)	60,605	(601,448)	772,388

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(149,212)	30,708	78,499	(119,775)
Goodwill and long-lived asset impairments	108,385	—	545,293	152,712
Gain on business interruption insurance settlement	—	—	(81,000)	—
HEP's gain on sales-type lease	—	—	(33,834)	—
HEP's loss on early extinguishment of debt	—	—	25,915	—
Severance costs	296	—	3,842	—
Restructuring charges	—	—	3,679	—
Cheyenne Refinery LIFO inventory liquidation costs	3,129	—	36,943	—
Decommissioning costs	12,439	—	24,748	—
RINs cost reduction	—	—	—	(36,580)
Biodiesel blender's tax credit	—	(18,012)	—	(18,012)
Acquisition integration and regulatory costs	15	4,118	1,994	24,194
Incremental cost of products sold attributable to Sonneborn inventory value step up	—	—	—	9,338
Total adjustments to income (loss) before income taxes	(24,948)	16,814	606,079	11,877
Adjustment to income tax expense (1)	(24,077)	(566)	144,424	(37,270)
Adjustment to net income attributable to noncontrolling interest	—	—	70	—
Total adjustments, net of tax	(871)	17,380	461,585	49,147

Adjusted results - Non-GAAP:
Adjusted income (loss) before income taxes	(163,142)	117,173	(140,967)	1,183,381
Adjusted income tax expense (benefit) (2)	(67,720)	18,724	(87,723)	261,882
Adjusted net income (loss)	(95,422)	98,449	(53,244)	921,499
Less net income attributable to noncontrolling interest	23,196	20,464	86,619	99,964
Adjusted net income (loss) attributable to HollyFrontier stockholders	$(118,618)	$77,985	$(139,863)	$821,535
Adjusted earnings (loss) per share - diluted (3)	$(0.74)	$0.48	$(0.87)	$4.90

(1)     Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(Dollars in thousands)

Non-GAAP income tax expense (benefit) (2)	$(67,720)	$18,724	$(87,723)	$261,882
Subtract GAAP income tax expense (benefit)	(43,643)	19,290	(232,147)	299,152
Non-GAAP adjustment to income tax expense	$(24,077)	$(566)	$144,424	$(37,270)

(2)     Non-GAAP income tax expense is computed by a) adjusting HFC's consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and c) adjusting for discrete tax items applicable to the period.

(3) Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HollyFrontier stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is the same as that used in GAAP diluted earnings per share calculation..

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(Dollars in thousands)
GAAP:
Income before income taxes	$(138,194)	$100,359	$(747,046)	$1,171,504
Income tax expense	$(43,643)	$19,290	$(232,147)	$299,152
Effective tax rate for GAAP financial statements	31.6%	19.2%	31.1%	25.5%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	9.9%	(3.2)%	31.1%	(3.4)%
Effective tax rate for adjusted results	41.5%	16.0%	62.2%	22.1%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HollyFrontier Corporation
214-954-6510